Exhibit 10.2

                         ARIZONA PUBLIC SERVICE COMPANY

                                       TO

                              THE BANK OF NEW YORK

                                     TRUSTEE



                          Third Supplemental Indenture

                          Dated as of November 1, 2002

                                       To

                                    Indenture

                          Dated as of November 15, 1996



              5.05% Senior Notes (Maricopa 2002 Series A) Due 2029
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     THIRD SUPPLEMENTAL INDENTURE, dated as of November 1, 2002, between Arizona
Public Service Company, a corporation duly organized and existing under the laws of the State of Arizona (herein called the "Company"), having its principal office at 400 North Fifth Street, Phoenix, Arizona 85004, and The Bank of New York, a New York banking corporation, as Trustee (herein called the "Trustee") under the Indenture dated as of November 15, 1996 between the Company and the Trustee (the "Indenture").

                             RECITALS OF THE COMPANY

     The Company has executed and delivered the Indenture to the Trustee to provide for the issuance from time to time of its Senior Notes (the "Notes"), said Notes to be issued in one or more series as in the Indenture provided.

     The Company has executed and delivered to the Trustee two indentures supplemental to the Indenture, the First Supplemental Indenture dated as of November 15, 1996, and the Second Supplemental Indenture dated as of April 1, 1997 (collectively, the "Supplemental Indentures").

     Pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Notes to be known as its 5.05% Senior Notes (Maricopa 2002 Series A) Due 2029 (herein called the "Series A Senior Notes"), the form and substance of such Series A Senior Notes and the terms, provisions, and conditions thereof to be set forth as provided in the Indenture and this Third Supplemental Indenture.

     The Company has entered into a Loan Agreement, dated as of November 1, 2002 (as amended from time to time, the "Loan Agreement") between the Company and Maricopa County, Arizona Pollution Control Corporation (the "Issuer"), and the Issuer has issued the Maricopa County, Arizona Pollution Control Corporation Pollution Control Revenue Refunding Bonds (Arizona Public Service Company Palo Verde Project) 2002 Series A in the aggregate principal amount of $90,000,000 (the "Series A Pollution Control Bonds") under that certain Indenture of Trust, dated as of November 1, 2002 (as amended from time to time, the "Maricopa
Indenture") between the Issuer and The Bank of New York, as Trustee (together with its successors in such capacity, the "Maricopa Trustee") and loaned the proceeds thereof to the Company (the "Loan") to pay a portion of the costs of refunding through redemption of $45,000,000 aggregate principal amount of the Maricopa County, Arizona Pollution Control Corporation Pollution Control Revenue Refunding Bonds (Arizona Public Service Company Palo Verde Project) 1994 Series A and $45,000,000 aggregate principal amount of the Maricopa County, Arizona Pollution Control Corporation Pollution Control Revenue Refunding Bonds (Arizona Public Service Company Palo Verde Project) 1994 Series B.

     All things necessary to make this Third Supplemental Indenture a valid agreement of the Company, and to make the Series A Senior Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been done.

          NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Series A Senior Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Series A Senior Notes

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and the terms,  provisions,  and conditions  thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Series A Senior Notes, as follows:

                                   ARTICLE ONE

                         GENERAL TERMS AND CONDITIONS OF
                            THE SERIES A SENIOR NOTES

     SECTION 101. There shall be and is hereby authorized a series of Notes designated the "5.05% Senior Notes (Maricopa 2002 Series A) Due 2029," limited in aggregate principal amount to $90,000,000, which amount shall be as set forth in any Company Order for the authentication and delivery of Series A Senior Notes. The Series A Senior Notes shall mature and the principal shall be due and payable together with all accrued and unpaid interest thereon (subject to the provisions for prior redemption hereinafter set forth) on May 1, 2029, shall be issued in certificated form, in the form of a single fully registered Series A Senior Note without coupons, and shall be registered in the name of the Maricopa Trustee.

     SECTION 102. Subject to the provisions herein, the Series A Senior Notes shall bear interest from November 1, 2002 or from the most recent Interest Payment Date (as defined below) to which interest has been paid at the rate of 5.05% per annum (calculated on the basis of a 360-day year of twelve 30-day months), payable on May 1 and November 1 of each year (each an "Interest Payment Date"), commencing May 1, 2003, to the holders thereof of record on the April 15 or October 15, as the case may be, next preceding such Interest Payment Date.

     Notwithstanding the above, to the extent required in Section 4.2 of the Loan Agreement at any time, all payments of interest on each Interest Payment Date and of principal on the maturity date of the Series A Senior Notes shall be due and payable not less than two (2) Business Days (as defined in the Maricopa Indenture) prior to each such Interest Payment Date and such maturity date.

     SECTION 103. The principal of and interest on the Series A Senior Notes shall be payable by the Company to the Maricopa Trustee as pledgee and assignee of the Issuer, at the designated office of the Maricopa Trustee, which shall initially be in the City of New York, in such coin or currency of the United States of America as, at the respective times of payment, is legal tender for payment of public and private debts.

     SECTION 104. The Company shall have no obligation to make payments with respect to the principal and/or interest on the Series A Senior Notes unless and until, and only to the extent that, payments shall be due and payable pursuant to the Series A Pollution Control Bonds. Any provision hereof to the contrary notwithstanding, the Company shall receive a credit against its obligation to make any payment of interest on the Series A Senior Notes in an amount equal to the amount, if any, held by the Maricopa Trustee under the Maricopa Indenture on deposit in the Bond Fund (as defined in the Maricopa Indenture) and available to make the corresponding payment on the Series A Pollution Control Bonds. In addition, the Company shall receive a credit against its obligation to make any payment of principal of the Series A Senior Notes, whether at maturity, upon redemption or otherwise, in an amount equal to the amount, if any, held by the

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trustee under the Maricopa  Indenture on deposit in said Bond Fund and available to make the corresponding payment on the Series A Pollution Control Bonds.

     SECTION 105. In the manner and with the effect provided in Article 12 of the Indenture, the Series A Senior Notes will be subject to redemption prior to maturity, as follows:

     (a) Series A Senior Notes are subject to redemption prior to maturity in whole or in part, by lot, at any time at a redemption price equal to the principal amount thereof plus accrued interest to the redemption date, in the event of the exercise by the Company of its rights to prepay the Loan in full or in part in accordance with Section 7.2 of the Loan Agreement upon the occurrence of any of certain extraordinary events specified in Section 4.01(a)(1) of the Maricopa Indenture.

     (b) Series A Senior Notes are subject to redemption prior to maturity in whole or in part, by lot, on any date on or after November 1, 2012, in the event of the exercise by the Company of its rights to prepay the Loan in full or in part in accordance with Section 7.2 of the Loan Agreement and Section 4.01(a)(2) of the Maricopa Indenture at 100% of the principal amount of Series A Senior Notes to be redeemed, together with accrued interest to the date fixed for redemption

     (c) Series A Senior Notes shall also be redeemable, in whole at any time, prior to maturity by the application of cash delivered to or deposited with the Trustee in the event of the exercise by the Company of its rights to prepay the Loan in full in accordance with Section 7.2 of the Loan Agreement and Section 4.01(a)(3) of the Maricopa Indenture, pursuant to the provisions of Section 87 of the First Mortgage (but only if and to the extent such Section is properly applicable to bona fide transactions), at the principal amount of the Series A Senior Notes to be redeemed together with accrued interest to the date fixed for redemption.

     (d) Series A Senior Notes are subject to mandatory redemption prior to maturity in whole or in part, by lot, at a redemption price equal to the principal amount thereof plus accrued interest to the redemption date upon the mandatory prepayment of the Loan in full or in part in accordance with Section
7.3 of the Loan Agreement upon the occurrence of any of certain extraordinary events specified in Section 4.01(b) of the Maricopa Indenture.

     Any notice given under the provisions of Section 4.03 of the Maricopa Indenture with respect to redemption of all or a part of the Series A Pollution Control Bonds or Section 7.5 of the Loan Agreement with respect to the prepayment of all or a part of the Loan will also constitute sufficient notice of the redemption of an amount of the Series A Senior Notes corresponding to the amount of the Series A Pollution Control Bonds to be redeemed.

     SECTION 106. In all cases that Series A Senior Notes are redeemed pursuant to the provisions set forth above, the principal amount of Series A Senior Notes to be redeemed shall equal the principal amount of Series A Pollution Control Bonds concurrently redeemed and all applicable provisions of the Maricopa Indenture and the Loan Agreement shall be satisfied.

     SECTION 107. The cancellation by the Maricopa Trustee under the Maricopa Indenture of Series A Pollution Control Bonds purchased by the Company or of Series A Pollution Control Bonds redeemed or purchased by the Issuer, with funds

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other than payments on Series A Senior  Notes,  shall  constitute  payment of an amount of the Series A Senior Notes held by the Maricopa Trustee equal to the aggregate principal amount of the Series A Pollution Control Bonds so purchased or redeemed and cancelled. The Maricopa Trustee is required pursuant to Section
4.05 of the Maricopa Indenture to notify the Trustee of any such cancellation, and, notwithstanding the provisions of Section 1207 of the Indenture, the Maricopa Trustee under the Maricopa Indenture shall promptly make notation on the Series A Senior Notes held by it of such reduction of the principal amount thereof.

     SECTION 108. Upon payment of the principal of and interest due on the Series A Pollution Control Bonds, whether at maturity or prior to maturity by redemption or otherwise, or upon provision for the payment thereof having been made in accordance with Article X of the Maricopa Indenture, Series A Senior Notes in a principal amount equal to the principal amount of Series A Pollution Control Bonds so paid or for which such provision for payment has been made shall be deemed fully paid, satisfied and discharged and the obligations of the Company thereunder shall be terminated and such Series A Senior Notes shall be surrendered to and cancelled by the Trustee.


     SECTION 109. All payments by the Company on the Series A Senior Notes shall be made at or prior to the opening of business on the due date thereof. If the date for making any payment on the Loan provided in the Loan Agreement is a date other than the due date for a payment of principal or interest on the Series A Pollution Control Bonds, as described in Section 4.2 of the Loan Agreement, the "due date" hereunder will be the date payment on the Loan is due under said
Section 4.2.

     SECTION 110. No Series A Senior Notes shall be issued except to evidence, secure and provide for the repayment of the Loan and interest thereon.

     SECTION 111. Series A Senior Notes shall be nonnegotiable and will be nontransferable except as required to effect assignment to the Maricopa Trustee under the Maricopa Indenture and to any successor trustee thereunder. Upon the appointment of a successor trustee under the Maricopa Indenture, the Trustee shall authenticate and the Company shall issue in the name of said successor trustee a new fully registered Series A Senior Note in the amount of the unpaid principal amount of the Series A Senior Notes then outstanding, and the Series A Senior Notes held by the Maricopa Trustee who has resigned or been discharged shall be surrendered to, and cancelled by, the Trustee.

     The Maricopa Trustee, as the holder of the Series A Senior Notes, shall attend meetings of bondholders under the Senior Note Indenture or deliver its proxy in connection therewith. Either at such meeting, or otherwise when the consent of the holders of the Company's senior notes issued under the Senior
Note Indenture is sought without a meeting, the Maricopa Trustee shall vote as the holder of the Series A Senior Notes, or shall consent with respect thereto; PROVIDED, HOWEVER, that the Maricopa Trustee shall not vote in favor of, or consent to, any modification of the Senior Note Indenture which is correlative to a modification of the Maricopa Indenture or the Loan Agreement which would require the approval of owners of Series A Pollution Control Bonds without the

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approval  of the  owners of Series A  Pollution  Control  Bonds  which  would be required for such correlative modification of such Maricopa Indenture or Loan Agreement.

     SECTION 112. Series A Senior Notes acquired by the Company and submitted to the Trustee for cancellation, or redeemed, or paid at maturity by the Company shall forthwith be cancelled by the Trustee.

     SECTION 113. The related series of Senior Note First Mortgage Bonds for the Series A Senior Notes is the Company's First Mortgage Bonds, Senior Notes Series C (the "Senior Note Series C Bonds").

     SECTION 114. When the obligation of the Company to make payments with respect to the principal of and interest on all or any part of the Senior Note Series C Bonds shall be satisfied or deemed satisfied pursuant to Section 403 or
Section 501 of the Indenture or pursuant to Section 105 of this Third Supplemental Indenture, the Trustee shall, upon written request of the Company and, if applicable, the receipt of the certificate of the Expert described in
Section 404(b) of the Indenture (if such certificate is then required by Section 404(b) of the Indenture), deliver to the Company without charge therefor all of the Senior Note Series C Bonds so satisfied or deemed satisfied, together with such appropriate instruments of transfer or release as may be reasonably requested by the Company. All Senior Note Series C Bonds delivered to the Company in accordance with this Section 114 shall be delivered by the Company to the First Mortgage Trustee for cancellation.

                                   ARTICLE TWO

                              ADDITIONAL COVENANTS

     SECTION 201. (a) From and after the Release Date and so long as any Series A Senior Note is Outstanding, the Company will not issue, assume, or guarantee any Debt secured by any mortgage, security interest, pledge, or lien (herein referred to as a "mortgage") of or upon any Operating Property of the Company, whether owned at the date of the Indenture or thereafter acquired, and will not permit to exist any Debt secured by a mortgage on any Operating Property created on or prior to the Release Date, without in any such case effectively securing, on the later to occur of the issuance, assumption, or guarantee of any such Debt or the Release Date, the Outstanding Series A Senior Notes (together with, if the Company shall so determine, any other Note or Debt of or guaranteed by the Company ranking senior to, or equally with, the Notes) equally and ratably with such Debt; provided, however, that the foregoing restriction shall not apply to Debt secured by any of the following:

     (1)  mortgages on any property existing at the time of acquisition thereof;

     (2) mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with the Company, or at the time of a sale, lease, or other disposition of the properties of such corporation or a division thereof as an entirety or substantially as

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          an entirety to the Company, provided that such mortgage as a result of such merger, consolidation, sale, lease, or other disposition is not extended to property owned by the Company immediately prior thereto;

     (3) mortgages on property to secure all or part of the cost of acquiring, constructing, developing, or substantially repairing, altering, or improving such property, or to secure indebtedness incurred to provide funds for any such purpose or for reimbursement of funds previously expended for any such purpose, provided such mortgages are created or assumed contemporaneously with, or within eighteen (18) months after, such acquisition or completion of construction, development, or substantial repair, alteration, or improvement or within six (6) months thereafter pursuant to a commitment for financing arranged with a lender or investor within such eighteen (18) month period;

     (4) mortgages in favor of the United States of America or any State thereof, or any department, agency, or instrumentality or political subdivision of the United States of America or any State thereof, or for the benefit of holders of securities issued by any such entity, to secure any Debt incurred for the purpose of financing all or any part of the purchase price or the cost of constructing, developing, or substantially repairing, altering, or improving the property subject to such mortgages; or

     (5) any extension, renewal or replacement (or successive extensions, renewals, or replacements), in whole or in part, of any mortgage referred to in the foregoing clauses (1) to (4), inclusive; provided, however, that the principal amount of Debt secured thereby and not otherwise authorized by said clauses (1) to (4), inclusive, shall not exceed the principal amount of Debt, plus any premium or fee payable in connection with any such extension, renewal, or replacement, so secured at the time of such extension, renewal, or replacement.

     (b) Notwithstanding the provisions of Section 201(a), from and after the Release Date and so long as any Series A Senior Note is Outstanding, the Company may issue, assume, or guarantee Debt, or permit to exist Debt, secured by mortgages which would otherwise be subject to the restrictions of Section 201(a) up to an aggregate principal amount that, together with the principal amount of all other Debt of the Company secured by mortgages (other than mortgages permitted by Section 201(a) that would otherwise be subject to the foregoing restrictions) and the Value of all Sale and Lease-Back Transactions in existence at such time (other than any Sale and Lease-Back Transaction that, if such Sale and Lease-Back Transaction had been a mortgage, would have been permitted by
Section 201(a), other than Sale and Lease-Back Transactions permitted by Section 202 because the commitment by or on behalf of the purchaser was obtained no later than eighteen (18) months after the later of events described in (i) or

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(ii) of Section 202, and other than Sale and Lease-Back Transactions as to which application  of amounts have been made in accordance  with clause (z) of Section
202), does not at the time exceed the greater of ten percent (10%) of Net Tangible Assets or ten percent (10%) of Capitalization.

     (c) If at any time the Company shall issue, assume, or guarantee any Debt secured by any mortgage and if Section 201(a) requires that the Outstanding Series A Senior Notes be secured equally and ratably with such Debt, the Company will promptly execute, at its expense, any instruments necessary to so equally and ratably secure the Outstanding Series A Senior Notes and deliver the same to the Trustee along with:

     (1) An Officers' Certificate stating that the covenant of the Company contained in Section 201(a) has been complied with; and

     (2) An Opinion of Counsel to the effect that the Company has complied with the covenant contained in Section 201(a), and that any instrument executed by the Company in the performance of such covenant complies with the requirements of such covenant.

     In the event that the Company shall hereafter secure Outstanding Series A Senior Notes equally and ratably with any other obligation or indebtedness (including other Notes) pursuant to the provisions of this Section 201, the Trustee is hereby authorized to enter into an indenture or agreement supplemental hereto and to take such action, if any, as it may, in its sole and absolute discretion, deem advisable to enable it to enforce effectively the rights of the Holders of Outstanding Series A Senior Notes so secured, equally and ratably with such other obligation or indebtedness.

     SECTION 202. From and after the Release Date and so long as any Series A Senior Note is outstanding, the Company will not enter into any Sale and Lease-Back Transaction with respect to any Operating Property and will not permit to remain in effect any Sale and Lease-Back Transaction entered into on or prior to the Release Date with respect to any Operating Property if, in any case, the commitment by or on behalf of the purchaser is or was obtained more than eighteen (18) months after the later of (i) the completion of the acquisition, construction, or development of such Operating Property or (ii) the placing in operation of such Operating Property or of such Operating Property as constructed, developed, or substantially repaired, altered, or improved, unless
(x) the Company would be entitled pursuant to Section 201(a) to issue, assume, or guarantee Debt secured by a mortgage on such Operating Property without equally and ratably securing the Series A Senior Notes or (y) the Company would be entitled pursuant to Section 201(b), after giving effect to such Sale and Lease-Back Transaction, to incur $1.00 of additional Debt secured by mortgages (other than mortgages permitted by Section 201(a)) or (z) the Company shall apply or cause to be applied, in the case of a sale or transfer for cash, an amount equal to the net proceeds thereof (but not in excess of the net book value of such Operating Property at the date of such sale or transfer) and, in the case of a sale or transfer otherwise than for cash, an amount equal to the fair value (as determined by the Board of Directors) of the Operating Property so leased, to the retirement, within one hundred eighty (180) days after the

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later to occur of the effective date of such Sale and Lease-Back  Transaction or the Release Date, of Notes or other Debt of the Company ranking senior to, or equally with, the Series A Senior Notes; PROVIDED, HOWEVER, that any such retirement of Notes shall be in accordance with the terms and provisions of the Indenture and the Notes; PROVIDED, FURTHER, that the amount to be applied to such retirement of Notes or other Debt shall be reduced by an amount equal to the sum of (a) an amount equal to the redemption price with respect to Notes delivered within such one hundred eighty (180)-day period to the Trustee for retirement and cancellation and (b) the principal amount, plus any premium or fee paid in connection with any redemption in accordance with the terms of other Debt voluntarily retired by the Company within such one hundred eighty (180)-day period, excluding in each case retirements pursuant to mandatory sinking fund or prepayment provisions and payments at maturity.

     SECTION 203. DEFINITIONS

     For purposes of Section 201 and Section 202 of this Third Supplemental Indenture, the following terms shall have the following meanings:

     "Capitalization" means the total of all the following items appearing on, or included in, the consolidated balance sheet of the Company: (i) liabilities for indebtedness maturing more than twelve (12) months from the date of determination; and (ii) common stock, preferred stock, premium on capital stock, capital surplus, capital in excess of par value, and retained earnings (however the foregoing may be designated), less, to the extent not otherwise deducted, the cost of shares of capital stock of the Company held in its treasury.

     Subject to the foregoing, Capitalization shall be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which the Company is engaged and that are approved by independent accountants regularly retained by the Company, and may be determined as of a date not more than (sixty) 60 days prior to the happening of an event for which such determination is being made.

     The term "Debt" means any outstanding debt for money borrowed evidenced by notes, debentures, bonds, or other securities.

     The term "Net Tangible Assets" means the amount shown as total assets on the consolidated balance sheet of the Company, less the following: (i) intangible assets including, but without limitation, such items as goodwill, trademarks, trade names, patents, and unamortized debt discount and expense and other regulatory assets carried as an asset on the Company's consolidated balance sheet; and (ii) appropriate adjustments, if any, on account of minority interests.

     Net Tangible Assets shall be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which the Company is engaged and that are approved by the independent accountants regularly retained by the Company, and may be determined as of a date not more than (sixty) 60 days prior to the happening of the event for which such determination is being made.

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     The term "Operating Property" means (i) any interest in real property owned by the Company and (ii) any asset owned by the Company that is depreciable in accordance with generally accepted accounting principles.

     The term "Sale and Lease-Back Transaction" means any arrangement with any person providing for the leasing to the Company of any Operating Property (except for temporary leases for a term, including any renewal thereof, of not more than forty-eight (48) months), which Operating Property has been or is to be sold or transferred by the Company to such person.

     The term "Value" means, with respect to a Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of (1) the net proceeds to the Company from the sale or transfer of the property leased pursuant to such Sale and Lease-Back Transaction or (2) the net book value of such property, as determined in accordance with generally accepted accounting principles by the Company at the time of entering into such Sale and Lease-Back Transaction, in either case multiplied by a fraction, the numerator of which shall be equal to the number of full years of the term of the lease that is part of such Sale and Lease-Back Transaction remaining at the time of determination and the denominator of which shall be equal to the number of full years of such term, without regard, in any case, to any renewal or extension options contained in such lease.

     SECTION 204. Amendment to Section 901 of the Indenture. For purposes of the Series A Senior Notes, clause (1) of Section 901 of the Indenture, shall be revised by deleting the words "For purposes of this Article Nine, the phrase `assets substantially as an entirety' shall mean 50% or more of the total assets of the Company as shown on the consolidated balance sheet of the Company as of the end of the calendar year immediately preceding the day of the year in which such determination is made and" replacing said words with the words "Notwithstanding this Section 901."

                                  ARTICLE THREE

                          FORM OF SERIES A SENIOR NOTE

     SECTION 301. The Series A Senior Notes and the Trustee's certificate of authentication to be endorsed are to be substantially in the following forms:

Form of Face of Note.

                         ARIZONA PUBLIC SERVICE COMPANY

              5.05% Senior Notes (Maricopa 2002 Series A) Due 2029


No. 1                                                                $90,000,000


     Arizona Public Service Company, a corporation duly organized and existing under the laws of Arizona (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value

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received,  hereby  promises to pay to The Bank of New York, as Trustee under the
Maricopa Indenture hereinafter referred to, as assignee of Maricopa County, Arizona Pollution Control Corporation under said Maricopa Indenture, or it successors in such capacity, the principal sum of Ninety Million Dollars on May 1, 2029, and to pay interest thereon from November 1, 2002 or from the most recent Interest Payment Date with respect to which interest has been paid or duly provided for, semi-annually on May 1 and November 1 in each year, commencing May 1, 2003, at the rate of 5.05% per annum, until the principal hereof is paid or made available for payment, from the dates such amounts are due until they are paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 15 or October 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

     Notwithstanding the above, to the extent required in Section 4.2 of the Loan Agreement (described below) at any time, all payments of interest on each Interest Payment Date and of principal on the maturity date of this Note shall be due and payable not less than two (2) Business Days (as defined in the Maricopa Indenture (described below)) prior to each such Interest Payment Date and such maturity date.

     Rights to payment of this Note have been assigned by Maricopa County, Arizona Pollution Control Corporation (the "Issuer") to The Bank of New York, as trustee (the "Maricopa Trustee") under the Indenture of Trust dated as of November 1, 2002 (as amended and supplemented from time to time, herein called the "Maricopa Indenture") between the Maricopa Trustee and the Issuer, to evidence, secure and provide for the repayment of the loan (the "Loan") made by the Issuer to the Company under the Loan Agreement dated as of November 1, 2002 (the Loan Agreement"), between the Company and the Issuer, from the proceeds of the issuance by the Issuer of $90,000,000 of the Maricopa County, Arizona Pollution Control Corporation Pollution Control Revenue Refunding Bonds (Arizona Public Service Company Palo Verde Project) 2002 Series A (the "Pollution Control Bonds") under the Maricopa Indenture, and such assignment has been duly registered.

     Payment of the principal of and interest on this Note will be paid by the Company to the Maricopa Trustee at the designated office of the Maricopa Trustee, or to any successor trustee under the Maricopa Indenture at its designated office, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     Reference is hereby made to the further provisions of this Note set forth below, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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     IN WITNESS  WHEREOF,  the  Company has caused  this  instrument  to be duly executed under its corporate seal.

                                        ARIZONA PUBLIC SERVICE COMPANY


                                        By______________________________________

Attest:

______________________________________

Form of Reverse of Note.

     This Note is one of a duly authorized issue of securities of the Company (herein called the "Notes"), issued and to be issued in one or more series under an Indenture, dated as of November 15, 1996, as supplemented and amended by the First Supplemental Indenture thereto dated as of November 15, 1996 and the Second Supplemental Indenture thereto dated as of April 1, 1997 (herein collectively called the "Indenture"), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, limited in aggregate principal amount to $90,000,000.

     Prior to the Release Date (as hereinafter defined), this Note will be secured by First Mortgage Bonds, Senior Note Series C (the "Senior Note Series C Bonds") delivered by the Company to the Trustee for the benefit of the Holders of the series of Notes of which this Note is a part, issued under the Mortgage and Deed of Trust, dated as of July 1, 1946, from the Company to The Bank of New York, as successor trustee (the "Mortgage Trustee"), as supplemented and amended (the "First Mortgage"). Reference is made to the First Mortgage for a description of property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the first mortgage bonds under the First Mortgage and of the Mortgage Trustee in respect thereof, the duties and immunities of the Mortgage Trustee and the terms and conditions upon which the Senior Note Series C Bonds are secured and the circumstances under which additional first mortgage bonds may be issued.

     FROM AND AFTER SUCH TIME AS ALL FIRST MORTGAGE BONDS (OTHER THAN SENIOR NOTE FIRST MORTGAGE BONDS, AS SUCH TERM IS DEFINED IN THE INDENTURE) HAVE BEEN RETIRED THROUGH PAYMENT, REDEMPTION OR OTHERWISE AT, BEFORE OR AFTER THE

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MATURITY  THEREOF (THE "RELEASE  DATE"),  THE SENIOR NOTE FIRST  MORTGAGE  BONDS
SHALL CEASE TO SECURE THE NOTES IN ANY MANNER.

     This Note is nonnegotiable and nontransferable except as required to effect assignment to the Maricopa Trustee under the Maricopa Indenture and to any successor trustee thereunder. Upon the appointment of a successor trustee under the Maricopa Indenture, the Trustee shall authenticate and the Company shall issue in the name of said successor trustee a new fully registered Note of this series in the amount of the unpaid principal amount of this Note then outstanding, and this Note shall be surrendered to, and canceled by, the Trustee.

     The Company shall have no obligation to make payments with respect to the principal and/or interest on the Notes of this series unless and until, and only to the extent that, payments shall be due and payable pursuant to the Pollution Control Bonds. Any provision hereof to the contrary notwithstanding, the Company shall receive a credit against its obligation to make any payment of interest on the Notes of this Series in an amount equal to the amount, if any, held by the Maricopa Trustee under the Maricopa Indenture on deposit in the Bond Fund (as defined in the Maricopa Indenture) and available to make the corresponding payment on the Pollution Control Bonds. In addition, the Company shall receive a credit against its obligation to make any payment of principal of the Notes of this Series, whether at maturity, upon redemption or otherwise, in an amount equal to the amount, if any, held by the Maricopa Trustee under the Maricopa Indenture on deposit in said Bond Fund and available to make the corresponding payment on the Pollution Control Bonds.

     In the manner and with the effect provided in Article 12 of the Indenture, the Notes of this series will be subject to redemption prior to maturity, as follows:

     (a) The Notes of this Series are subject to redemption prior to maturity in whole or in part, by lot, at any time at a redemption price equal to the principal amount of the Notes of this Series to be redeemed plus accrued interest to the redemption date in the event of the exercise by the Company of its rights to prepay the Loan in full or in part in accordance with Section 7.2 of the Loan Agreement upon the occurrence of any of certain extraordinary events specified in Section 4.01(a)(1) of the Maricopa Indenture.

     (b) The Notes of this series are subject to redemption prior to maturity in whole or in part, by lot, on any date on or after November 1, 2012, in the event of the exercise by the Company of its rights to prepay the Loan in full or in part in accordance with Section 7.2 of the Loan Agreement and Section 4.01(a)(2) of the Maricopa Indenture at 100% of the principal amount of the Notes of this series to be redeemed, together with accrued interest to the date fixed for redemption

     (c) The Notes of this series shall also be redeemable, in whole at any time, prior to maturity by the application of cash delivered to or deposited with the Trustee in the event of the exercise by the Company of its rights to prepay the Loan in full in accordance with Section 7.2 of the Loan Agreement and
Section  4.01(a)(3)  of the Maricopa  Indenture,  pursuant to the  provisions of
Section 87 of the First Mortgage (but only if and to the extent such Section is properly applicable to bona fide transactions), at 100% the principal amount of the Notes of this series to be redeemed together with accrued interest to the date fixed for redemption.

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
     (d) The Notes of this series are subject to mandatory redemption prior to maturity in whole or in part, by lot, at a redemption price equal to 100% of the principal amount of the Notes of this series to be redeemed plus accrued interest to the redemption date upon the mandatory prepayment of the Loan in full or in part in accordance with Section 7.3 of the Loan Agreement upon the occurrence of any of certain extraordinary events specified in Section 4.01(b) of the Maricopa Indenture.

     Any notice given under the provisions of Section 4.03 of the Maricopa Indenture with respect to redemption of all or a part of the Pollution Control Bonds or Section 7.5 of the Loan Agreement with respect to the prepayment of all or a part of the Loan will also constitute sufficient notice of the redemption of the principal amount of the Notes of this series corresponding to the amount of the Pollution Control Bonds to be redeemed.

     In the event of redemption of this Note in part only, a new Note or Notes of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     All payments by the Company on the Notes of this series shall be made at or prior to the opening of business on the due date thereof. If the corresponding date for making any payment provided in the Maricopa Indenture is to be determined in accordance with the provisions of Section 11.11 thereof, the "due date" hereunder will be determined in the same manner.

     The Notes of this series will not be subject to any sinking fund.

     If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

     If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture and, upon such declaration, the Trustee can demand the acceleration of the payment of principal of the Senior Note Series C Bonds as provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time
Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

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
     As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes of this series, the Holders of not less than 25% in principal amount of the Notes of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or interest hereon on or after the respective due dates expressed herein.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Form of Trustee's Certificate of Authentication.

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

     Dated:
                                                           THE BANK OF NEW YORK,
                                                                      AS TRUSTEE


                                                By______________________________
                                                            AUTHORIZED SIGNATORY

                                  ARTICLE FOUR

                     ORIGINAL ISSUE OF SERIES A SENIOR NOTES

     SECTION 401. Series A Senior Notes in the aggregate principal amount of $90,000,000, may, upon execution of this Third Supplemental Indenture, or from time to time thereafter, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company, signed by its Chairman, its President, or any Vice President and its Treasurer or an Assistant Treasurer, without any further action by the Company.

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                                  ARTICLE FIVE

                           PAYING AGENT AND REGISTRAR

     SECTION 501. The Bank of New York will be the Paying Agent and Note Registrar for the Series A Senior Notes.

                                   ARTICLE SIX

                                SUNDRY PROVISIONS

     SECTION  601.  Except  as  otherwise   expressly  provided  in  this  Third
Supplemental Indenture or in the form of Series A Senior Notes or otherwise clearly required by the context hereof or thereof, all terms used herein or in said form of Series A Senior Notes that are defined in the Indenture shall have the several meanings respectively assigned to them thereby.

     SECTION 602. The Indenture, as supplemented by this Third Supplemental Indenture, is in all respects ratified and confirmed, and this Third Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

     SECTION 603. The Trustee hereby accepts the trusts herein declared, provided, created, supplemented, or amended and agrees to perform the same upon the terms and conditions herein and in the Indenture, as heretofore supplemented and amended, set forth and upon the following terms and conditions:

     The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Third Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article Seven of the Indenture shall apply to and form part of this Third Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations, and insertions, if any, as may be appropriate to make the same conform to the provisions of this Third Supplemental Indenture.

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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     IN WITNESS WHEREOF,  the parties hereto have caused this Third Supplemental
Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                        ARIZONA PUBLIC SERVICE COMPANY


                                        By: Barbara M. Gomez
                                            ------------------------------------
                                            Barbara M. Gomez
                                            Treasurer

Attest:


Betsy A. Pregulman
-------------------------------------
Betsy A. Pregulman
Associate Secretary

                                        THE BANK OF NEW YORK, as Trustee


                                        By: Debra A. Schwalb
                                            ------------------------------------
                                            Vice President

Attest:

Thomas J. Provenzano
-------------------------------------
Vice President

                                       16
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STATE OF ARIZONA         )
                         ) ss:
COUNTY OF MARICOPA       )

     On the 1st day of November, 2002, before me personally came Barbara M. Gomez, to me known, who, being by me duly sworn, did depose and say that she is the Treasurer of Arizona Public Service Company, one of the corporations described in and which executed the foregoing instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that she signed her name thereto by like authority.


                                            Debra L. Blondin
                                            ------------------------------------
                                                       NOTARY PUBLIC

My Commission Expires:

June 7, 2004
----------------------

                                       17
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STATE OF NEW JERSEY      )
                         ) ss:
COUNTY OF PASSAIC        )

     On the 1st day of November, 2002, before me personally came Debra A. Schwalb, to me known, who, being by me duly sworn, did depose and say that she is the Vice President of The Bank of New York, one of the corporations described in and which executed the foregoing instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that she signed her name thereto by like authority.


                                            Ronald M. Mania
                                            ------------------------------------
                                                       NOTARY PUBLIC

My Commission Expires:

10-4-06
----------------------

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